Exhibit 5.1

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

BEIJING, BERLIN, BRUSSELS,

DENVER, HONG KONG, LONDON,

LOS ANGELES, NEW YORK,

NORTHERN VIRGINIA, PALO ALTO,

SAN DIEGO, SAN FRANCISCO, SHANGHAI,

SINGAPORE, TOKYO, WASHINGTON, D.C.

December 9, 2016

STARWOOD PROPERTY TRUST, INC.

591 West Putnam Avenue

Greenwich, Connecticut 06830

Re:                             Current Report on Form 8-K

Ladies and Gentlemen:

We serve as special Maryland counsel to Starwood Property Trust, Inc., a Maryland corporation (the “Company”), in connection with (a) the sale and issuance of 17,800,000 shares (the “Underwritten Securities”) of common stock, $0.01 par value per share, of the Company (“Common Stock”), pursuant to the Underwriting Agreement, dated December 5, 2016 (the “Underwriting Agreement”), by and among the Company and SPT Management, LLC, a Delaware limited liability company (the “Manager”), on one side, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Barclays Capital Inc. and Goldman, Sachs & Co. (collectively, the “Underwriters”), on the other side; and (b) the grant to the Underwriters of an option to purchase up to 2,670,000 additional shares of Common Stock (the “Option Securities” and, together with the Underwritten Securities, the “Securities”).  This opinion is being provided at your request in connection with the filing of the Current Report on Form 8-K (the “Form 8-K”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.                                      The Registration Statement on Form S-3ASR (No. 333-210560), as amended or supplemented to date, relating to the Securities, effective upon filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on April 1, 2016 (the “Registration Statement”), in the form in which it was filed with the Commission by the Company;

2.                                      The prospectus that forms a part of the Registration Statement, dated April 1, 2016 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement, dated December 5, 2016, relating to the Securities (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), in the forms in which they were filed with the Commission by the Company;

3.                                      The Base Prospectus, as supplemented by the final prospectus supplement, dated December 5, 2016, relating to the Securities (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), in the forms in which they were filed with the Commission by the Company;

4.                                      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

5.                                      The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

6.                                      Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to (a) the registration, sale and issuance of the Securities; and (b) the creation and delegation of authority to a Pricing Committee of the Board in connection with the sale and issuance of the Securities (the “Pricing Committee”), certified as of the date hereof by the Secretary of the Company;

7.                                      Resolutions adopted by the Pricing Committee relating to the sale and issuance of the Securities, certified as of the date hereof by the Secretary of the Company;

8.                                      A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

9.                                      A certificate executed by Andrew J. Sossen, Secretary of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.                                      Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.                                      Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.                                      Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations (including the Company’s) set forth therein are legal, valid and binding.

4.                                      All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All statements and information contained in the Documents are true and complete.  There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5.                                      The Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Capital Stock (as defined in the Charter) contained in Article VII of the Charter.

6.                                      The Company will issue the Securities in accordance with the resolutions of the Board and the Pricing Committee and, prior to the issuance of any shares of Common Stock, the Company will have available for issuance, under the Charter, the requisite number of authorized but unissued shares of Common Stock.

7.                                      The Company does not intend to issue certificates representing the Securities.  The Company will send in writing to each stockholder of the Company the information required by the Charter and the Bylaws and the information as contemplated by Section 2-210(c) of the Maryland General Corporation Law for any Securities to be issued, on request by a stockholder of the Company.

8.                                      The Underwriting Agreement is a valid and legally binding contract that conforms to the description thereof set forth in the Prospectus.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, upon issuance and delivery of the Securities as contemplated by the resolutions of the Board and the Pricing Committee and upon payment therefor, the Securities will be duly authorized, validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Form 8-K.

We hereby consent to the filing of this opinion as an exhibit to the Form 8-K.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

MORRISON & FOERSTER LLP

/s/ MORRISON & FOERSTER LLP